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
PRICING SUPPLEMENT NO. 1, DATED: July 26, 2000                                                   RULE 424(b)(2)
to Prospectus Supplement Dated June 30, 2000                               REGISTRATION STATEMENT NO. 333-10577
to Prospectus Dated June 30, 2000


                                    KEYCORP

                                  $150,000,000


                   [X] SENIOR MEDIUM-TERM NOTES, SERIES E
                   [ ] SUBORDINATED MEDIUM-TERM NOTES, SERIES D


     [X] Floating Rate Notes                            [ ] __% Fixed Rate Notes
     [X] Book-Entry Notes                               [ ] Certificated Notes


     Original Issue Date: July 26, 2000
     Maturity Date: July 26, 2001
     Issue Price: 99.96102%
     Paying Agent: Bankers Trust Company
     Authenticating Agent: Bankers Trust Company


Option to Elect Redemption:        [ ] Yes  [X] No       Option to Extend Maturity:             [ ] Yes  [X] No
---------------------------                              --------------------------
Redemption Date(s): n/a                                  Extended Maturity Dates: n/a
Initial Redemption Percentage: n/a                       Notice of Extension Date(s): n/a
Annual Redemption Percentage Reduction: n/a


Option to Elect Repayment:         [ ] Yes  [X] No       Specified Currency (not U.S. Dollars): [ ] Yes  [X] No
--------------------------                               --------------------------------------
Repayment Date(s): n/a                                   Authorized Denominations: n/a
Repayment Price(s): n/a                                  Exchange Rate Agency: n/a


Repurchase Price (if any):                               Optional Interest Rate Reset:          [ ] Yes  [X] No

Amortization Schedule (if any): n/a                      Optional Interest Rate Reset Dates:    [ ] Yes  [X] No

Sinking Fund Defeasance:           [ ] Yes  [X] No       Optional Extension of Maturity:        [ ] Yes  [X] No

                                                         Length of Extension Period:            [ ] Yes  [X] No

Minimum Denominations:             [X] $1,000  [ ] Other:
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                             FIXED RATE NOTES ONLY
                             ---------------------

Interest Computation Period:

Interest Payment Dates:

Regular Record Dates if other than May 15 and November 15:

                            FLOATING RATE NOTES ONLY
                            ------------------------

                                  BASIC RATE:
                                  -----------

[ ] CD Rate                             [ ] Treasury Rate
[ ] Commercial Paper Rate               [ ] CMT Rate
[ ] Federal Funds Rate                  [ ] 11th District Cost of Funds Rate
[X] LIBOR                               [ ] Other (specify):
[ ] Prime Rate

Initial Interest Rate: 3-month LIBOR effective on      Total Amount of OID: n/a
     July 24, 2000 minus .03% (6.68375%)

                                                       Yield to Maturity: n/a

Index Maturity: 3-month LIBOR                          Initial Accrual Period OID
                                                            and Designated Method: n/a

                                                       Interest Determination Date: Two London business
                                                            days prior to each Interest Reset Date

Spread (Plus or minus): Minus .03%                     Interest Reset Period: Quarterly

                                                       Interest Reset Dates: Quarterly on the 26th day of
                                                            October, January, April and July, commencing
                                                            on October 26, 2000

Maximum Interest Rate: n/a                             Interest Payment Dates: Quarterly on the 26th day
                                                            of October, January, April and July, commencing
                                                            on October 26, 2000

                                                       Calculation Date: n/a

Minimum Interest Rate: n/a                             Spread Multiplier: n/a

                                                       Telcrate Page: 3750

Calculation Agent: KeyBank National Association        Other Terms (if any):


AGENT:    [X] Salomon Smith Barney Inc.                Agent's Discount or Commission: .03898%
-----     [ ] Chase Securities Inc.                    Trade Date: July 24, 2000
          [ ] Credit Suisse First Boston Corporation   Proceeds to KeyCorp: $149,941,530
          [ ] Goldman, Sachs & Co.
          [ ] J.P. Morgan Securities Inc.
          [ ] Other
                    --------------------------------
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[ ] Acting as Agent      [ ] Agent is acting as Agent for the sale of Notes by
                             KeyCorp at a price of ____% of the principal amount

[X] Acting as Principal  [X] Agent is purchasing Notes from KeyCorp as Principal for resale to investors and other purchases at:
                             [ ] a fixed public offering price of ____% of the
                                 Principal amount
                                 [X] varying prices related to prevailing market
                                     prices at the time of resale to be
                                     determined by such Agent.